As filed with the Securities and Exchange Commission on July 2, 1996
                                                         Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     METROMEDIA INTERNATIONAL GROUP, INC.
            (Exact name of registrant as specified in its charter)

                         DELAWARE                     58-0971455
            (State or other jurisdiction of          (IRS Employer
         incorporation or organization)          Identification No.)

                             945 East Paces Ferry Road
                                    Suite 2210
                              Atlanta, Georgia 30326
                                  (404) 261-6190
                (Address of Principal Executive Offices) (Zip Code)

           THE SAMUEL GOLDWYN COMPANY STOCK AWARDS PLAN, AS AMENDED


                          (Full titles of the plans)


                               Arnold L. Wadler
                     Metromedia International Group, Inc.
                            c/o Metromedia Company
                            One Meadowlands Plaza
                      East Rutherford, New Jersey 07073
                   (Name and address of agent for service)
                                (201) 531-8000
        (Telephone number, including area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE
   Title of Each Class of      Amount to be     Proposed Maximum Offering       Proposed Maximum              Amount of
Securities to be Registered     Registered         Price Per Share(1)      Aggregate Offering Price(1)     Registration Fee


Common Stock, par value
$1.00 per share                 220,666 (2)             $11.9375                 $2,634,200.38                 $708.34



(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Maximum Offering Price was determined by averaging the high and low prices of the Common Stock, $1.00 per share par value ("Common Stock"), of Metromedia International Group, Inc. ("MIG") as reported on the American Stock Exchange Composite Tape on June 28, 1996.

(2) The amount of shares to be registered has been determined based on the product of 661,667 shares of The Samuel Goldwyn Company common stock issued pursuant to outstanding options under The Samuel Goldwyn Company Stock Awards Plan, as amended, multiplied by an exchange ratio of .3335, as determined pursuant to the Agreement and Plan of Merger, dated January 31, 1996 by and among Metromedia International Group, Inc., SCG Merger Corp., and The Samuel Goldwyn Company, as amended.

                               EXPLANATORY NOTE

          Pursuant to the Agreement and Plan of Merger dated January 31, 1996 (as amended, the "Merger Agreement"), by and among Metromedia International Group, Inc. (the "Company"), SGC Merger Corp. ("SGC Mergerco") and The Samuel Goldwyn Company ("Goldwyn"), relating to the merger of SGC Mergerco with and into Goldwyn (the "Merger"), at the Effective Time (as defined in the Merger Agreement), each holder of an option (the "Goldwyn Options") exercisable for shares of Goldwyn's common stock, par value $.20 per share, issued pursuant to The Samuel Goldwyn Company Stock Awards Plan (as amended, the "Awards Plan") will receive, by virtue of the Merger and without any action on the part of the holder thereof, options exercisable for shares of the Company's common stock, par value $1.00 per share (the "Common Stock") with the same terms and conditions as the Goldwyn Options immediately prior to the Effective Time except that (i) the exercise price and the number of shares issuable upon exercise shall be divided and multiplied, respectively, by the Exchange Ratio (as defined in the Merger Agreement) and (ii) all of the Goldwyn Options will become immediately exercisable in accordance with their terms.

          The Section 10(a) prospectuses being delivered by the Company to participants in the Awards Plan as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8 and relate to shares of Common Stock which have been reserved for issuance pursuant to the Awards Plan. The information regarding the Plan required in the Section 10(a) prospectuses is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Awards Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by Metromedia International Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, Form 10-K/A Amendment No. 1 filed on April 29, 1996 and Form 10-K/A Amendment No. 2 filed May 30, 1996, amending the Company's Form 10-K for the year ended December 31, 1995 (File No. 1-5706).

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and Form 10-Q/A Amendment No. 1 filed June 25, 1996, amending the Company's Form 10-Q for fhe quarter ended March 31, 1996 (File No. 1-5706).

          3. The Company's Current Report on Form 8-K dated January 31, 1996 (File No. 1-5706).

          4. The Company's Current Report on Form 8-K dated April 29, 1996 (File No. 1-5706).

          5. The description of the Company's Common Stock contained in its registration statement on Form 8-A, as filed with the Commission on November 1, 1995, including any amendment or report filed for the purpose of amending such description (File No. 1-5706).

     In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES

             Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

             Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware Corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify its officers and directors against expenses actually and reasonably incurred by them in connection with an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred in connection therewith.

          Section 102(b)(7) of the Delaware Law further provides that a corporation in its certificate of incorpora-tion may eliminate or limit the personal liability of its directors to the corporation or its stockholders for breach of their fiduciary duties in certain circumstances.

          In accordance with Section 145 of the Delaware Law, the Company's Restated Certificate of Incorporation provides that the Company shall indemnify its officers and directors against, among other things, any and all judgments, fines, penalties, amounts paid in settlements and expenses paid or incurred by virtue of the fact that such officer or director was acting in such capacity to the extent not prohibited by law.

          In addition, as permitted by Section 102(b)(7) of the Delaware Law, the Company's Restated Certificate of Incorporation contains a provision limiting the personal liability of the Company's directors for violations of their fiduciary duties to the fullest extent permitted by the

                                                                           3
Delaware Law.
This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit. The general effect of this provision is to eliminate a director's personal liability for monetary damages for actions involving a breach of his or her fiduciary duty of care, including any such actions involving gross negligence.

          Also, in accordance with the Delaware Law and pursuant to the Company's Restated Certificate of Incorporation, the Company is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against liability under the Delaware Law.

          The Company has entered into agreements (the "Indemnification Agreements") with certain directors and officers of the Company (the "Indemnified Parties") which require the Company to indemnify each Indemnified Party against, and to advance expenses incurred by each Indemnified Party in the defense of, any claim arising out of his or her employment to the fullest extent permitted under law. The Indemnification Agreements also provide, among other things, for (i) advancement by the Company of expenses incurred by the director or officer in defending certain litigation, (ii) the appointment of an independent legal counsel to determine whether the director or officer is entitled to indemnity and (iii) the continued maintenance by the Company of directors' and officers' liability insurance providing each director or officer who is a party to any such agreement with $5 million of primary coverage and an excess policy providing $5 million of additional coverage. These Indemnification Agreements were approved by the stockholders at the Company's 1993 Annual Meeting of Stockholders.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.

ITEM 8.     EXHIBITS

Exhibits

4.1 Restated Certificate of Incorpo-ration of the Company (Exhibit 3(a) to Registration Statement on Form S-3 (Registration No. 33-63853)).

4.2 Restated By-laws of the Company (Exhibit 3(b) to Registration Statement on Form S-3 (Registration No. 33-63853)).

5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, regarding the legality of the Common Stock being registered.

23.1*      Consent of KPMG Peat Marwick LLP regarding the Registrant.

23.4* Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5).

24*        Power of Attorney (included on page 6 of this Registration
           Statement).

_____________________
* Filed herewith.


ITEM 9.     UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (ii) that, for the purpose of determining any liability under the Secu-rities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from regis-tration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia.

                         METROMEDIA INTERNATIONAL GROUP, INC.


                         By: /s/ John D. Phillips
                             ---------------------
                              John D. Phillips
                              President and Chief Executive Officer


Date:  July 2, 1996

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Silvia Kessel, Arnold L. Wadler and Robert A. Maresca, such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on the 2nd day of July, 1996.


        SIGNATURES                     TITLE

    /s/ JOHN W. KLUGE            Chairman of the Board
- ------------------------
       John W. Kluge

    /s/ STUART SUBOTNICK         Vice Chairman of the Board
- ------------------------
      Stuart Subotnick

   /s/ JOHN D. PHILLIPS          President and Chief Executive Officer
- ------------------------         Director (Principal Executive Officer)
     John E. Phillips

     /s/ SILVIA KESSEL           Senior Vice President, Chief Financial Officer
- ------------------------         and Director (Principal Financial Officer)
      Silvia Kessel

    /s/ ARNOLD L. WADLER         Senior Vice President, General Counsel and
- ------------------------                        Director
      Arnold L. Wadler

    /s/ ROBERT A. MARESCA        Senior Vice President (Principal Accounting
- ------------------------                        Officer)
      Robert A. Maresca

    /s/ JOHN P. IMLAY, JR.       Director
- ------------------------
      John P. Imlay, Jr.

    /s/ CLARK A. JOHNSON         Director
- ------------------------
      Clark A. Johnson

    /s/ CARL E. SANDERS          Director
- -------------------------
      Carl E. Sanders

    /s/ RICHARD J. SHERWIN       Director
- --------------------------
      Richard J. Sherwin

    /s/ LEONARD WHITE            Director
- --------------------------
      Leonard White

                                                                        7
                             INDEX TO EXHIBITS



Exhibits
4.1 Restated Certificate of Incorpo-ration of the Company (Exhibit 3(a) to Registration Statement on Form S-3 (Registration No. 33-63853)).

4.2 Restated By-laws of the Company (Exhibit 3(b) to Registration Statement on Form S-3 (Registration No. 33-63853)).

5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, regarding the legality of the Common Stock being registered.

23.1*   Consent of KPMG Peat Marwick LLP regarding the Registrant.

23.4*   Consent  of Paul, Weiss, Rifkind, Wharton & Garrison (included in
        Exhibit 5).

24*    Power of Attorney (included on page 6 of this Registration Statement).

___________________
* Filed herewith.